Exhibit 99.1

News Release

Inquiries: Jeanne Leonard, Liberty Property Trust, 610.648.1704

Liberty Property Trust Announces Second Quarter 2017 Results

Malvern, PA, July 25, 2017 - Liberty Property Trust announced financial and operating results for the quarter ended June 30, 2017.

Management Comments

“Liberty’s results at mid-year reflect the continued strength of the industrial real estate market,” said Bill Hankowsky, chairman and chief executive officer. “We anticipate consistently strong leasing volumes, rent growth and occupancy gains for the remainder of the year.”

Highlights for Second Quarter 2017

•                  Net income available to common shareholders $0.35 per diluted share

•                  NAREIT Funds from Operations $0.65 per diluted share

•                  Same store operating income increased by 1.4%, over prior year quarter

•                  Same store operating income for the industrial portfolio increased by 2.7%

•                  Portfolio occupancy on a commenced basis at quarter-end 95.6%, and on a signed basis 97.2%

•                  6.5 million square feet of lease transactions completed

•                  Rents on industrial leases up 11.9%

•                  Rents on office leases up 5.7%

•                  $73.6 million in development starts

Earnings Guidance

•                  Liberty increased Funds from Operations guidance range for 2017 to be $2.49 - $2.55 per diluted share

Financial Results

Net income: Net income available to common shareholders for the second quarter of 2017 was $51.4 million, or $0.35 per diluted share, compared to $49.6 million, or $0.34 per diluted share, for the second quarter of 2016.

For the six months ended June 30, 2017, net income available to common shareholders was $94.4 million, or $0.64 per diluted share, compared to $107.2 million, or $0.73 per diluted share, for the first six months of 2016.

Funds from Operations: The company uses the National Association of Real Estate Investment Trusts (“NAREIT”) definition of Funds from Operations (“FFO”) as an operating measure of the company’s financial performance.  A reconciliation of U.S. GAAP net income to NAREIT FFO is included in the financial data tables accompanying this press release.

NAREIT FFO available to common shareholders for the second quarter of 2017 was $98.2 million, or $0.65 per diluted share, compared to $102.2 million, or $0.68 per diluted share, for the second quarter of 2016.

Net income and NAREIT FFO for the second quarter of 2017 were impacted by gain on the sale of non-depreciable assets of $3.8 million ($0.025 per diluted share).

FFO available to common shareholders for the six months ended June 30, 2017 was $188.8 million, or $1.25 per diluted share, compared to $195.3 million, or $1.30 per diluted share, for the first six months of 2016.

Operating Performance

Same Store Performance: Property level operating income for same store properties increased by 0.7% on a cash basis and by 1.4% on a straight line basis for the second quarter of 2017, compared to the same quarter in 2016. For the six months ended June 30, 2017, property level operating income for same store properties increased by 1.1% on a cash basis and on a straight line basis, compared to the same period in 2016.

•                  Same store operating income for the industrial portfolio increased by 2.1% on a cash basis and 2.7% on a straight line basis. For the six months ended June 30, 2017, industrial same store operating income increased by 2.3% on a cash basis and 2.4% on a straight line basis, compared to the same period in 2016.

•                  Same store operating income for the office portfolio decreased by 6.6% on a cash basis and by 5.5% on a straight line basis. For the six months ended June 30, 2017, office same store operating income decreased by 5.2% on a cash basis and on a straight line basis, compared to the same period in 2016.

Occupancy: At June 30, 2017, Liberty’s operating portfolio of 98.9 million square feet was 95.6% occupied, compared to 96.1% at the end of the first quarter 2017. During the quarter, Liberty completed lease transactions totaling 6.5 million square feet of space, and occupancy on a signed but not yet commenced basis is 97.2%.

Industrial Portfolio: The primary driver of Liberty’s results is the performance of its industrial portfolio. The 92.3 million square foot industrial portfolio was 95.9% leased at quarter-end, compared to 96.6% for the previous quarter. Industrial distribution rents increased 11.9% on renewal and replacement leases signed during the quarter.  96% of these leases have built-in rent escalators.

Office Portfolio: Occupancy of Liberty’s 6.6 million square foot office portfolio was 91.5%, up from 88.4% from the previous quarter. During the quarter, a previously announced lease for 170,000 square feet of office space commenced. This lease resulted in a significant increase in office occupancy, as well as a higher than usual tenant improvement costs.  Office rents increased 5.7% on renewal and replacement leases signed in the office portfolio, and 97% of these leases contain built-in rent escalators.

Real Estate Investments

Development Deliveries: In the second quarter, Liberty brought into service four wholly-owned development properties for a total investment of $65.2 million. The properties contain 724,000 square feet of leasable space and were 100% occupied as of the end of the quarter. The yield on these properties at June 30, 2017 was 7.9%.

Development Starts: In the second quarter, Liberty began development of two wholly-owned properties totaling 1,026,000 square feet of leasable space at a projected investment of $73.6 million. The properties consist of:

•                  7157 Ridge Road, Hanover, MD, 220,000 square feet, 100% leased

•                  100 Carolina Way, Carlisle, PA 805,600 square feet for inventory

Real Estate Acquisitions

During the second quarter, Liberty purchased one 101,000 square foot industrial building currently under development in Gardena, CA for $20.1 million.

Real Estate Dispositions

During the second quarter, Liberty sold two suburban office buildings totaling 94,000 square feet for $8.1 million.

2017 Outlook

A reconciliation of projected NAREIT FFO per share to projected U.S. GAAP net income available to common shareholders per share for 2017 is below (all amounts projected). Additional information on assumptions underlying this guidance is included in Liberty’s second quarter supplemental financial report on the company’s website.

	Revised 2017 Outlook	Previous 2017 Outlook

Net income available to common shareholders per diluted share	$1.99 – $2.19	$1.42 – $1.75
Depreciation and amortization of unconsolidated joint ventures	0.05 – 0.07	0.06 – 0.08
Depreciation and amortization	1.18 – 1.20	1.24 – 1.28
Gain on property dispositions(1)	(0.74) – (0.92)	(0.30) – (0.60)
Noncontrolling interest share of addbacks	0.01 – 0.01	0.00 – 0.01
NAREIT FFO, per diluted share	$2.49 – $2.55	$2.42 – $2.52

(1)         Includes equity share of gain on disposition of unconsolidated joint ventures.

About the Company

Liberty Property Trust (NYSE:LPT) is a leader in commercial real estate, serving customers in the United States and United Kingdom, through the development, acquisition, ownership and management of superior office and industrial properties. Liberty’s 99 million square foot operating portfolio includes 560 properties which provide office, distribution and light manufacturing facilities to 1,200 tenants.

Additional information about the company, including Liberty’s Quarterly Supplemental Package with detailed financial information, is available in the Investors section of the Company’s web site at www.libertyproperty.com. If you are unable to access the web site, a copy of the supplemental package may be obtained by contacting Liberty by phone at 610-648-1704, or by e-mail to jleonard@libertyproperty.com.

Liberty will host a conference call during which management will discuss second quarter results on Tuesday, July 25, 2017, at 1 p.m. Eastern Time.  To access the conference call, please dial 855-277-7530. The passcode needed for access is 46839831. A replay of the call will be available until August 25, 2017, by dialing 1-855-859-2056 using the same passcode as above. The call can also be accessed via the Internet on the Investors page of Liberty’s web site at www.libertyproperty.com.

The statements contained in this press release may include forward-looking statements within the meaning of the federal securities law.  These forward-looking statements include statements relating to, among others things, achievement of strategic targets, expectations for our operating results, business and financial condition, business and our growth prospects, as well as statements that are generally accompanied by words such as “believes,” “anticipates,” “expects,” “estimates,” “should,” “seeks,” “intends,” “proposed,” “planned,” “outlook,” “remain confident,” and “goal” or similar expressions. Although Liberty believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved.  As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results.  These risks, uncertainties and other factors include, without limitation, uncertainties affecting real estate business generally (such as entry into new leases, renewals of leases and dependence on tenants’ business operations), risks relating to our ability to maintain and increase property occupancy and rental rates, risks relating to the continued repositioning of the Company’s portfolio, risks relating to construction and development activities, risks relating to acquisition and disposition activities, risks relating to the integration of the operations of entities that we have acquired or may acquire, risks relating to joint venture relationships and any possible need to perform under certain guarantees that we have issued or may issue in connection with such relationships, risks related to properties developed by the Company on a fee basis, risks associated with tax abatement, tax credit programs, or other government incentives, possible environmental liabilities, risks relating to leverage and debt service (including availability of financing terms acceptable to the Company and sensitivity of the Company’s operations and financing arrangements to fluctuations in interest rates), dependence on the primary markets in which the Company’s properties are located, the existence of complex regulations relating to status as a REIT and the adverse consequences of the failure to qualify as a REIT, risks relating to litigation and the potential adverse impact of market interest rates on the market price for the Company’s securities, and other risks and uncertainties detailed in the company’s filings with the Securities and Exchange Commission.  The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

# # #

Liberty Property Trust

Balance Sheet

June 30, 2017

(Unaudited and in thousands)

	June 30, 2017	December 31, 2016
Assets
Real estate:
Land and land improvements	$1,094,121	$1,094,470
Building and improvements	4,562,908	4,501,921
Less: accumulated depreciation	(995,032)	(940,115)

Operating real estate	4,661,997	4,656,276

Development in progress	410,027	267,450
Land held for development	351,933	336,569

Net real estate	5,423,957	5,260,295

Cash and cash equivalents	14,748	43,642
Restricted cash	18,115	12,383
Accounts receivable	14,509	13,994
Deferred rent receivable	120,124	109,245
Deferred financing and leasing costs, net	159,112	153,393
Investments in and advances to unconsolidated joint ventures	268,346	245,078
Assets held for sale	2,731	4,548
Prepaid expenses and other assets	137,993	150,235

Total assets	$6,159,635	$5,992,813

Liabilities

Mortgage loans, net	$271,851	$276,650
Unsecured notes, net	2,281,650	2,280,286
Credit facility	177,000	—
Accounts payable	56,188	65,914
Accrued interest	21,718	21,878
Dividend and distributions payable	60,334	71,501
Other liabilities	222,697	206,124
Total liabilities	3,091,438	2,922,353

Noncontrolling interest	7,537	7,537

Equity
Shareholders’ equity
Common shares of beneficial interest	147	147
Additional paid-in capital	3,666,703	3,655,910
Accumulated other comprehensive loss	(45,332)	(56,031)
Distributions in excess of net income	(619,929)	(596,635)
Total shareholders’ equity	3,001,589	3,003,391

Noncontrolling interest - operating partnership	54,170	54,631
Noncontrolling interest - consolidated joint ventures	4,901	4,901

Total equity	3,060,660	3,062,923

Total liabilities, noncontrolling interest - operating partnership and equity	$6,159,635	$5,992,813

Liberty Property Trust

Statement of Operations

June 30, 2017

(Unaudited and in thousands, except per share amounts)

	Quarter Ended		Year to Date
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Operating Revenue
Rental	$124,969	$139,143	$248,350	$278,198
Operating expense reimbursement	39,902	47,511	80,402	98,597
Development service fee income	18,259	—	29,744	—
Total operating revenue	183,130	186,654	358,496	376,795

Operating Expenses
Rental property	17,716	24,745	37,600	53,255
Real estate taxes	23,244	25,202	46,525	50,522
General and administrative	15,282	15,629	32,224	36,619
Depreciation and amortization	45,789	53,545	91,249	107,623
Development service fee expense	17,828	—	28,832	—
Total operating expenses	119,859	119,121	236,430	248,019

Operating Income	63,271	67,533	122,066	128,776

Other Income/Expense
Interest and other income	1,928	4,992	3,804	9,590
Interest expense	(21,942)	(30,131)	(44,285)	(61,543)
Total other income/expense	(20,014)	(25,139)	(40,481)	(51,953)

Income before gain on property dispositions, income taxes, noncontrolling interest and equity in earnings of unconsolidated joint ventures	43,257	42,394	81,585	76,823
Gain on property dispositions	5,895	3,832	6,702	24,353
Income taxes	(324)	(752)	(946)	(1,553)
Equity in earnings of unconsolidated joint ventures	3,990	5,583	9,721	10,497

Net Income	52,818	51,057	97,062	110,120
Noncontrolling interest - operating partnerships	(1,350)	(1,317)	(2,499)	(2,826)
Noncontrolling interest - consolidated joint ventures	(57)	(113)	(120)	(113)
Net Income available to common shareholders	$51,411	$49,627	$94,443	$107,181

Net income	$52,818	$51,057	$97,062	$110,120
Other comprehensive gain (loss) - foreign currency translation	7,503	(13,509)	10,680	(18,596)
Other comprehensive (loss) gain - derivative instruments	(38)	(435)	275	(1,795)
Comprehensive income	60,283	37,113	108,017	89,729
Less: comprehensive income attributable to noncontrolling interest	(1,582)	(1,101)	(2,875)	(2,458)
Comprehensive income attributable to common shareholders	$58,701	$36,012	$105,142	$87,271

Basic income per common share	$0.35	$0.34	$0.64	$0.73

Diluted income per common share	$0.35	$0.34	$0.64	$0.73

Weighted average shares
Basic	146,688	145,995	146,602	146,002
Diluted	147,508	146,735	147,355	146,622

Liberty Property Trust

Statement of Funds from Operations

June 30, 2017

(Unaudited and in thousands, except per share amounts)

	Quarter Ended		Year to Date
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
NAREIT FFO

Reconciliation of net income available to common shareholders to NAREIT FFO available to common shareholders:
Net income available to common shareholders	$51,411	$49,627	$94,443	$107,181

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	2,295	2,262	4,620	4,938
Depreciation and amortization	45,343	53,142	90,421	106,894
Gain on property dispositions / impairment - real estate assets of unconsolidated joint ventures	—	(153)	—	(1,993)
Gain on property dispositions / impairment - real estate assets	(2,108)	(3,832)	(2,915)	(24,353)
Noncontrolling interest share in addback for depreciation and amortization and gain on property dispositions / impairment - real estate assets	(1,065)	(1,213)	(2,155)	(2,017)
NAREIT FFO available to common shareholders - basic	95,876	99,833	184,414	190,650

Noncontrolling interest share in addback for depreciation and amortization and gain on property dispositions / impairment - real estate assets	1,065	1,213	2,155	2,017
Noncontrolling interest excluding preferred unit distributions	1,232	1,199	2,263	2,590
NAREIT FFO available to common shareholders - diluted	$98,173	$102,245	$188,832	$195,257

NAREIT FFO available to common shareholders - basic per share	$0.65	$0.68	$1.26	$1.31
NAREIT FFO available to common shareholders - diluted per share	$0.65	$0.68	$1.25	$1.30

AFFO

NAREIT FFO available to common shareholders - diluted	$98,173	$102,245	$188,832	$195,257
Straight line rent adjustment, net of related bad debt expense	(4,979)	(3,179)	(9,946)	(7,603)
Share - based compensation expense	2,324	1,615	8,864	8,802
Tenant Improvements and Lease Transaction Costs	(18,213)	(18,515)	(28,012)	(29,928)
Non-reimbursed Capital Expenditures	(4,527)	(2,871)	(4,933)	(4,459)
Gain on sale of non-depreciable assets	(3,801)	—	(3,817)	—
Gain on debt extinguishment	—	(3,331)	—	(4,243)
AFFO available to common shareholders - diluted	$68,977	$75,964	$150,988	$157,826

Reconciliation of weighted average shares:
Weighted average common shares - all basic calculations	146,688	145,995	146,602	146,002
Dilutive shares for long term compensation plans	820	740	753	620
Diluted shares for net income calculations	147,508	146,735	147,355	146,622
Weighted average common units	3,528	3,539	3,528	3,539
Diluted shares for NAREIT FFO calculations	151,036	150,274	150,883	150,161

NAREIT Funds from Operations available to common shareholders is defined by NAREIT as net income (computed in accordance with U.S. GAAP), excluding gains (or losses) from sales of depreciable property and impairments of depreciable real estate assets, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  The SEC has agreed to the disclosure of this non-GAAP financial measure on a per share basis in its Release No. 34-47226, Conditions for Use of Non-GAAP Financial Measures. The Company believes that the calculation of NAREIT FFO is helpful to investors and management as it is a measure of the Company’s operating performance that excludes depreciation and amortization and gains and losses from operating property dispositions. As a result, year over year comparison of NAREIT FFO reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective not immediately apparent from net income. In addition, management believes that NAREIT FFO provides useful information to the investment community about the Company’s financial performance when compared to other REITs since NAREIT FFO is generally recognized as the standard for reporting the operating performance of a REIT. NAREIT FFO available to common shareholders does not represent net income or cash flows from operations as defined by U.S. GAAP and does not necessarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the Company’s operating performance or to cash flows as a measure of liquidity. NAREIT FFO available to common shareholders also does not represent cash flows generated from operating, investing or financing activities as defined by U.S. GAAP. The Company believes that the line on its consolidated statements of comprehensive income entitled “net income available to common shareholders” is the most directly comparable U.S. GAAP measure to FFO.